UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2017

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38101 (Commission File Number)	46-0552948 (IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, CO 80111

(Address of Principal Executive Offices, including Zip Code)

(720) 479-3500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 31, 2017, WideOpenWest Finance, LLC (“WOW!”), a subsidiary of WideOpenWest, Inc. (the “Company”), entered into a seventh amendment to its credit agreement with Credit Suisse AG, as administrative agent, JPMorgan Chase Bank, N.A., as the revolver agent, and the other parties thereto (the “Seventh Amendment”). The Seventh Amendment (i) refinances the existing $200 million of borrowings available to WOW! under the revolving credit facility, with an additional $100 million of revolving credit facility borrowings to become available upon compliance by WOW! with certain conditions and (ii) extends the maturity date of the revolving credit facility to May 31, 2022, unless an earlier date is triggered under certain circumstances. Loans under the revolving credit facility will bear interest, at the option of WOW!, at a rate equal to ABR plus 2.00% or LIBOR plus 3.00%. The guarantees, collateral and covenants in the Seventh Amendment remain unchanged from those contained in the credit agreement prior to the Seventh Amendment.

The foregoing summary of the Seventh Amendment is qualified in its entirety by reference to the actual agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 8.01                                           Other Events

On May 31, 2017, the Company issued a press release announcing the foregoing. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                           Exhibits

Exhibit No.	Description of Exhibit
10.1	Seventh Amendment to Credit Agreement, dated May 31, 2017, by and among WideOpenWest Finance, LLC, Credit Suisse AG, as the Administrative Agent, and JPMorgan Chase Bank, N.A., as the Revolver Agent.
99.1	Press release dated May 31, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017	WIDEOPENWEST, INC.

/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr. Chief Financial Officer

3